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                                                                     EXHIBIT 4.4


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN OR THE REVERSE HEREOF.

REGISTERED                                                      REGISTERED
No. 1                                                           PRINCIPAL AMOUNT
                                                                 $100,000,000.00

CUSIP No. 318074AG6

                           FINOVA CAPITAL CORPORATION
                           7.40% NOTES DUE MAY 6, 2006

       FINOVA CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company" or the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000.00) on May 6, 2006 (the "Maturity Date") and to pay interest thereon at the rate per annum described below until the principal hereof is paid or duly made available for payment. This Note will bear interest from May 6, 1996 at 7.40% per annum, payable semi-annually on May 6 and November 6 in each year, commencing on November 6, 1996 (each, an "Interest Payment Date"), to Holders of record on the preceding April 21 and October 22, respectively (each, a "Record Date"). Interest will be calculated on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day, and such interest payment will have the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity Date or Interest Payment Date. As used herein, "Business Day" means any day that is not a Saturday or Sunday, and that, in the City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close. The interest payment at maturity will include interest accrued to but excluding the Maturity Date and will be payable to the person to whom principal is payable.

       The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, the defaulted interest shall be paid to the Person in whose name this Note is registered on a subsequent record date, such record date to be not less than five days prior to the date of payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the Holder of this Note not less than 15 days preceding such subsequent record date.

       Payment of the principal of or interest on this Note will be made at the office or agency of the Company maintained for such purpose in the City of New York and in such place or places as the Company may from time to time designate by written notice to the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that payment of interest on any Interest Payment Date may at the option of the Company be made by check mailed first-class to the address of the Person entitled thereto as such address shall appear in the Security Register.
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       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       This Note is one of a separate series of Securities designated under the Indenture as "7.40% Notes Due May 6, 2006" (the "Notes").

       Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated: May 6, 1996

                                              FINOVA CAPITAL CORPORATION

        [SEAL]

                                             By: /s/  SAMUEL  L.  EICHENFIELD
                                                 -------------------------------
                                                   Name:  Samuel L. Eichenfield
                                                   Title: Chairman, President &
                                                        Chief Executive Officer

Attest:

By:  /s/  WILLIAM  J.  HALLINAN
     ----------------------------------
    Name:  William J. Hallinan
    Title: Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities issued
under the Indenture described herein.

FIRST INTERSTATE BANK OF ARIZONA, N.A.
  as Trustee

By:   /s/  MARGARET  M.  MOORE
      ----------------------------------
        Authorized Signatory

                                 REVERSE OF NOTE

                           FINOVA CAPITAL CORPORATION
                           7.40% NOTES DUE MAY 6, 2006

       This Note is one of a duly authorized series of Securities of the Company (hereinafter called the "Securities"), issued and to be issued under an indenture, dated as of October 1, 1995 (the "Indenture"), between the Company and First Interstate Bank of Arizona, N.A., as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of a respective rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes (the "Holders") and the Securities and the terms upon which the Notes and the Securities are to be authenticated and delivered.

       Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of The Depository Trust Company (the "Depositary") or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

       This Note will not be subject to a sinking fund and is not redeemable at the option of the Company prior to the Maturity Date stated above. The Indenture provides for the defeasance of the Notes in certain circumstances.

       If an event of default with respect to this Note shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding which are affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

       As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have the right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless: (a) such Holder shall have previously given to the Trustee written notice of a continuing event of default with respect to the Notes; (b) the Holders of 25% or more in principal amount of outstanding Notes shall have made written request and offered reasonable indemnity and security satisfactory to the Trustee to institute such proceeding; and (c) the Trustee shall have failed to institute such proceeding within 60 days of receiving such notice, request and offer; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

       No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency herein or in the Indenture prescribed.

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       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or such other place or places as the Company may designate by written notice to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

       No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

       Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

       All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

       The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------------

- ------------------------------------------------------------------------------
     PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

- ------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note
- -------------------------------------------------
on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------------                      ----------------------------------
                                              NOTICE:  The signature to this
                                              assignment must correspond with
                                              the name as written upon the face
                                              of the within Note in every
                                              particular, without alteration or
                                              enlargement or any change
                                              whatsoever.


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